UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 28, 2011, certain subsidiaries of Meritor, Inc. (“Meritor”), Meritor Aftermarket USA, LLC (formerly known as ArvinMeritor Mascot, LLC) , Meritor Heavy Vehicle Braking Systems (USA), Inc., and Meritor Heavy Vehicle Systems, LLC (the “Originators”), entered into an amendment (the “Amendment”) to the Receivables Purchase Agreement dated as of October 29, 2010 (as amended, the “Receivables Purchase Agreement), with an affiliate of Nordea Bank AB known as Viking Asset Purchaser No 7 IC, an incorporated cell of Viking Global Finance ICC, an incorporated cell company incorporated under the laws of Jersey, as purchaser (“Viking”), and Citicorp Trustee Company Limited, as programme trustee. The Amendment increased the maximum amount of receivables that the Originators are able to sell to Viking from 32 million Euro to 50 million Euro of eligible Volvo Group receivables outstanding at any time and from time to time, during the two-year term of such agreement. Except for this increase in maximum amount of receivables, the Receivables Purchase Agreement did not change from that described in Meritor’s Current Report on Form 8-K filed on November 2, 2010.

On June 28, 2011, Meritor HVS A.B. (the “Seller”) entered into a Receivables Purchase Agreement (the “Swedish Facility”) with Viking and Citicorp Trustee Company Limited, as programme trustee. The Swedish Facility replaces a similar facility, which expires July 5, 2011. Under the Swedish Facility, as in the prior facility, Seller can sell up to 150 million Euro of eligible Volvo Group receivables outstanding at any time and from time to time, during the one year term of the agreement. The purchase price is the net face amount of such receivables, discounted for the period of time from the date of sale to the anticipated date of payment at a rate equal to EURIBOR plus 1.85 percent per annum.

The Receivables Purchase Agreement and the Swedish Facility are intended to effect an absolute transfer of the relevant receivables, and contain representations, warranties and covenants typical for such a transaction. They are also cross-defaulted to Meritor’s senior secured credit facility, and contain other customary events of default. For a further description of the covenants set forth in Meritor’s senior secured credit facility, please see Note 16 of the Notes to Consolidated Financial Statements and the discussion under the heading “Liquidity” in Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Meritor’s report on Form 10-Q for the quarter ended April 3, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

Date: June 29, 2011	By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel